Exhibit 99.1

Acusphere, Inc. Reports Q3 Financial Results

and Operating Highlights

Watertown, MA, November 10, 2005 - Acusphere, Inc. (NASDAQ: ACUS) today reported financial results for the third quarter ended September 30, 2005 and commented on its operational progress.

Financial Results

Acusphere’s primary focus in Q3 was directed towards further advancing its lead product candidate, AI-700, through Phase 3 trials and otherwise advancing preparations for regulatory approval of this drug. The Company’s financial results for the quarter ended September 30, 2005 are summarized in the accompanying table and detailed in Acusphere’s Form 10-Q filed today with the U.S. Securities and Exchange Commission.

During the three months ended September 30, 2005, Acusphere reported:

•                        $0.9 million recognized in revenue in connection with its collaboration agreement with Nycomed;

•                        $10.6 million incurred in operating expenses, or $3.3 million more than the same period of the prior year, primarily reflecting higher research and development costs associated with AI-700; and

•                        $10.4 million reported as net loss available to common stockholders, or $0.58 per share.

As of September 30, 2005, the Company’s balance of cash and cash equivalents totaled $59.9 million. During Q3, Acusphere spent $10.0 million in cash for operating activities. In addition, the Company spent $8.7 million in cash on purchases of equipment and leasehold improvements for the build-out of its commercial manufacturing facility for AI-700 in Tewksbury, Massachusetts. Acusphere’s estimate of its total 2005 capital expenditures, which includes approximately $5.6 million remaining to be paid in 2005 for the completion of the build-out of the commercial manufacturing facility and additional equipment purchases, is approximately $0.5 less than estimated in August 2005 in the Company’s Form 10-Q for the second quarter of 2005. Acusphere recently reported that the build-out of this facility has been substantially completed.

Offsetting the Company’s cash spending in Q3 was a common stock financing that resulted in net proceeds to the Company of approximately $17.5 million, and net borrowings under previously announced equipment financing agreements of approximately $1.3 million.

Operating Progress

The Company indicated that more than 600 patients have been enrolled in the Phase 3 pivotal trials, including more than 300 patients in each of the “32” and the “33” trials. Acusphere confirmed that, based upon its current estimate of approximately 700 patients required to complete the Phase 3 pivotal trials, clinical trial enrollment should be completed in early 2006 and that it continues to be the Company’s plan to file an NDA for AI-700 in 2006. Acusphere also indicated that is has completed nuclear stress and echo blinded reads on more than half the currently enrolled patients in each of the 32 and 33 trials.

“Completing enrollment in our Phase 3 trials for AI-700 remains our top priority,” commented Sherri C. Oberg, President and Chief Executive Officer. “I am very proud of the progress Acusphere made in this past quarter, including increasing enrollment in our phase 3 trials above 600 patients and substantially completing construction of our commercial manufacturing facility.  I believe that we have the resources and experience to continue to move aggressively forward.”

Conference Call Information

Acusphere plans to hold a conference call with investors today, Thursday, November 10, 2005, commencing at 4:00 p.m. (Eastern Standard Time). The conference call will include discussion of the Company’s operating results, financing results, priorities, and other operational matters and disclosures followed by answers to investor questions. The conference may be heard live via the investor relations section of the Company’s website at www.acusphere.com or by dialing 1-888-396-2356, using the confirmation code: 43579175. For participants dialing in from outside the U.S. please call 1-617-847-8709 using the same confirmation code, 43579175. After the conference call, a replay of the call will be made available for 30 days via the Company’s web site and a telephone replay will be available through November 23rd by dialing 1-888-286-8010, or internationally 1-617-801-6888, using the confirmation code: 67444207.

About Acusphere, Inc.

Acusphere (NASDAQ: ACUS) is a specialty pharmaceutical company that develops new drugs and improved formulations of existing drugs using its proprietary microparticle technology. Acusphere’s three initial product candidates for which it has clinical data are designed to address unmet clinical needs within cardiology, oncology and asthma. Acusphere’s lead product candidate, AI-700, is a cardiovascular drug in Phase 3 clinical development. AI-700 is designed to enable ultrasound to compete more effectively with nuclear stress testing, the leading procedure for detecting coronary heart disease. An estimated 10.7 million procedures are performed each year in the U.S. to detect coronary heart disease, the leading cause of death in the United States. Acusphere’s product candidates have been created using proprietary technology that enables Acusphere to control the porosity and size of nanoparticles and microparticles in a versatile manner that enables particles to be customized to address the delivery needs of a variety of drugs. For more information about Acusphere visit the Company’s web site at www.acusphere.com.

“Acusphere” is a trademark of Acusphere, Inc.

Forward-looking Statements

This Release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding timing of clinical enrollment completion, timing and cost of completing the build-out of a commercial manufacturing facility, cost of equipment purchases and availability of borrowing against such purchases, and the timing of filing a NDA and the commercial preparedness for AI-700, constitute forward-looking statements which involve risks and uncertainties.  The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including anticipated operating losses and existing capital obligations, uncertainties associated with research, development, testing and related regulatory approvals, including uncertainties regarding the ultimate outcome of Acusphere’s Phase 3 clinical trials for AI-700 and uncertainties regarding the number of patients required to complete the Phase 3 clinical trials, uncertainties regarding the cost, timing and ultimate success of the build-out of the Company’s commercial manufacturing facility, including qualifying such facility in accordance with applicable regulatory requirements, unproven markets, future capital needs and uncertainty of additional financing, competition, uncertainties associated with intellectual property, complex manufacturing, high quality requirements, lack of commercial manufacturing experience, dependence on third-party manufacturers, suppliers and collaborators, lack of sales and marketing experience, loss of key personnel, uncertainties associated with market acceptance and adequacy of reimbursement, technological change and government regulation, and other risks and challenges detailed in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.  Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release.  The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

ACUSPHERE, INC.

FINANCIAL HIGHLIGHTS

— In Thousands (except per share data) —

CONDENSED CONSOLIDATED OPERATING RESULTS

	(Unaudited) Three Months Ended		(Unaudited) Nine Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Collaboration revenue	$857	$857	$2,571	$857
Operating expenses:
Research and development	8,856	5,785	31,761	17,580
General and administrative	1,747	1,513	5,608	4,462
Total operating expenses	10,603	7,298	37,369	22,043
Interest and other income (expense), net	35	122	1,771	323

Net loss	$(9,711)	$(6,319)	$(33,026)	$(20,862)
Dividends paid and accumulated on preferred stock	$(731)	—	$(1,763)	—
Net loss available to common stockholders	$(10,442)	$(6,318)	$(34,789)	$(20,862)

Net loss per common share — basic and diluted	$(0.58)	$(0.39)	$(1.95)	$(1.40)
Weighted-average shares outstanding — basic and diluted	17,915	16,156	17,852	14,917

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	(Unaudited)
	September 30, 2005	December 31, 2004

Cash and short-term investments	$59,947	$45,180
Current assets	60,754	47,277
Total assets	100,841	62,003
Current portion of deferred revenue	3,429	3,429
Derivative liability	1,690	—
Other current liabilities	13,666	9,705
Long-term liabilities	14,179	3,360
Stockholders’ equity	67,877	45,509

# # #

Contact: John F. Thero Acusphere, Inc. Sr. Vice President and CFO	Investors: Tel: (617) 925-3444 Email: IR@acusphere.com Media: (617) 648-8800